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Exhibit 3.6
                                                        State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                    Filed 09:00 AM 08/03/1991
                                                        911238067-2122686


                      CERTIFICATE OF OWNERSHIP AND MERGER
                           MERGING PGS SYSTEMS INC.
                           (A DELAWARE CORPORATION)

                                 WITH AND INTO

                          WORLD-WIDE TECHNOLOGY INC.
                           (A DELAWARE CORPORATION)
       (pursuant to Section 253 of the Delaware General Corporation Law)


     World-Wide Technology Inc., a Delaware corporation ("World-Wide"), does hereby certify that:

     FIRST: World-Wide is incorporated pursuant to the Delaware General Corporation Law.

     SECOND: World-Wide owns all the outstanding stock of PGS Systems Inc., a Delaware corporation ("PGS").

     THIRD: The Board of Directors of World-Wide duly adopted and approved resolutions providing for the merger of PGS with and into World-Wide at a special meeting of the Board of Directors held on April 22, 1991. A true copy of such resolutions are attached hereto as Exhibit A. Such resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

     FOURTH: Article "First" of the Certificate of Incorporation of World-Wide Technology Inc. shall be amended to read as follows:

          "FIRST.  The name of this Corporation is COMPUTONE CORPORATION."

     IN WITNESS WHEREOF, World-Wide Technology Inc. has caused this Certificate to be signed by its President and attested by its Assistant Secretary as of this 25th day of April 1991.

                             WORLD-WIDE TECHNOLOGY INC.

                                  /s/ Thomas P. Tanis
ATTEST:                      By:  _____________________________
                                  Thomas P. Tanis, Jr., President
/s/ Ronald W. Johnston
__________________________
Ronald W. Johnston,
Assistant Secretary



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                                   EXHIBIT A
                                   ---------

     RESOLVED, that pursuant to Section 253 of the Delaware General Corporation Law, PGS Systems Inc., a Delaware corporation ("PGS") and a wholly owned subsidiary of World-Wide Technology Inc. (referred to hereinafter as the "Company" prior to the Merger (as defined below) and as the "Surviving Corporation" with respect to the period following the Merger) shall be merged into the Company, and that pursuant thereto the separate corporate existence of PGS shall cease, and the Company, as the Surviving Corporation, shall succeed to and assume all the rights and obligations of PGS (the "Merger");

     FURTHER RESOLVED, that the Merger shall be effective upon the filing of a Certificate of Ownership and Merger with the Office of the Secretary of State of the State of Delaware (the "Effective Time");

     FURTHER RESOLVED, that at the Effective Time each share of the capital stock of PGS shall be cancelled and shall cease to exist;

     FURTHER RESOLVED, that the name of the Surviving Corporation shall be "Computone Corporation" and that Article "First" of the Certificate of Incorporation of the Surviving Corporation be amended to read in its entirety as follows:

     "FIRST.  The name of this Corporation is COMPUTONE CORPORATION."

     FURTHER RESOLVED, that (A) except as otherwise provided in the immediately foregoing resolution, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, subject to amendments as provided by law; (B) the By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with law, the Certificate of Incorporation of the Surviving Corporation or said By-Laws and (C) the directors and officers of the Company in office at the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation and (i) in the case of directors, shall hold office from the Effective Time until their successors shall have been elected or as otherwise provided by the By-laws of the Surviving Corporation and (ii) in the case of officers, shall hold office until their successors have been duly elected or appointed or as otherwise provided by the By-laws of the Surviving Corporation;

     FURTHER RESOLVED, that the appropriate officers of the Company are hereby authorized and directed to make, execute and acknowledge a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge Computone with and into the Company and the date of the adoption thereof and to file the same in the Office of the Secretary of State of the State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of New Castle County of the State of Delaware;

     FURTHER RESOLVED, that the stock certificates of the Company shall be the stock certificates of the Surviving Corporation stamped to reflect the name of the Surviving Corporation and its CUSIP number;


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     FURTHER RESOLVED, that the Chairman of the Board or the President of the
Company is hereby authorized to execute and file on behalf of the Surviving Corporation a Current Report on Form 8-K, and any amendments thereto, with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers (the "NASD") to report the change of name of the Company and to execute and file any other such reports, amendments, documents or exhibits with the SEC or the NASD as may be deemed necessary or appropriate in connection therewith; and

     FURTHER RESOLVED, that the Executive Committee of the Board of Directors of the Company is hereby authorized and directed to take any and all further actions which it deems necessary or appropriate to implement and effectuate the Merger.

Date:  April 22, 1991